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                                                                    Exhibit 2.2

                           FORM OF AGREEMENT OF MERGER
                                     MERGING
                       NEXSTAR BROADCASTING GROUP, L.L.C.
                                       AND
                       NEXSTAR FINANCE HOLDINGS II, L.L.C.
                   (each a Delaware limited liability company)
                                       AND
             NEXSTAR BROADCASTING OF NORTHEASTERN PENNSYLVANIA, INC.
                      NEXSTAR BROADCASTING OF JOPLIN, INC.
                       NEXSTAR BROADCASTING OF ERIE, INC.
                             KBTV BROADCASTING INC.
                             KFDX BROADCASTING INC.
                     NEXSTAR BROADCASTING OF ROCHESTER, INC.
                             KTAB BROADCASTING INC.
                               ERC HOLDINGS, INC.
                         NEXSTAR MIDWEST HOLDINGS, INC.
                     NEXSTAR BROADCASTING OF CHAMPAIGN, INC.
                      NEXSTAR BROADCASTING OF PEORIA, INC.
                             KMID BROADCASTING INC.
                             KTAL BROADCASTING INC.
                         NEXSTAR ALABAMA HOLDINGS, INC.
                                       AND
                         NEXSTAR ARKANSAS HOLDINGS, INC.
                          (each a Delaware corporation)
                                      INTO
                        NEXSTAR BROADCASTING GROUP, INC.
                            (a Delaware corporation)

     AGREEMENT OF MERGER (this "Agreement") is adopted on November  , 2003
                                ---------                         --
pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the "Act") by each of NEXSTAR BROADCASTING GROUP, L.L.C. ("Group LLC") and NEXSTAR
 ---                                                   ---------
FINANCE HOLDINGS II, L.L.C. ("Holdings II" and, together with Group LLC, the
                              -----------
"Merging LLCs"), each a limited liability company of the State of Delaware, and
 ------------
by resolution of its manager adopted on said date, and pursuant to Section 264 of the General Corporation Law of the State of Delaware (the "GCL") by each of
                                                              ---
NEXSTAR BROADCASTING OF NORTHEASTERN PENNSYLVANIA, INC., NEXSTAR BROADCASTING OF JOPLIN, INC., NEXSTAR BROADCASTING OF ERIE, INC., KBTV BROADCASTING INC., KFDX BROADCASTING INC., NEXSTAR BROADCASTING OF ROCHESTER, INC., KTAB BROADCASTING INC., ERC HOLDINGS, INC., NEXSTAR MIDWEST HOLDINGS, INC., NEXSTAR BROADCASTING OF CHAMPAIGN, INC., NEXSTAR BROADCASTING OF PEORIA, INC., KMID BROADCASTING INC., KTAL BROADCASTING INC., NEXSTAR ALABAMA HOLDINGS, INC. and NEXSTAR ARKANSAS HOLDINGS, INC., each a business corporation duly incorporated in the State of Delaware (collectively, the "Merging Corporations"), and by resolution
                                      --------------------
of its board of directors adopted on said date, and by NEXSTAR BROADCASTING GROUP, INC., a corporation duly incorporated in the State of



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Delaware ("Nexstar" and, together with the Merging LLCs and the Merging
Corporations, the "Parties"), and by resolution of its board of directors adopted on said date. Each capitalized term that is used and not otherwise defined in this Agreement has the meaning set forth in Section 6 hereof.

     WHEREAS, each of the Merging LLCs is a limited liability company of the State of Delaware with its registered office therein located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle;

     WHEREAS, each of the Merging Corporations and Nexstar is a business corporation of the State of Delaware with its registered office therein located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle;

     WHEREAS, the respective manager or board of directors (as applicable) of each of the Merging LLCs, the Merging Corporations and Nexstar has approved and declared advisable and fair to and in the best interests of its members or shareholders (as applicable) a merger of each of the Merging LLCs and each of the Merging Corporations with and into Nexstar (the "Merger") upon the terms and subject to the conditions set forth in this Agreement, with Nexstar surviving the Merger;

     WHEREAS, the Merger is subject to approval by the requisite members or stockholders (as applicable) of each of the Merging LLCs, the Merging Corporations and Nexstar; and

     WHEREAS, the Parties intend that on the day following the Merger, the Surviving Corporation will issue shares of its Common Stock in an initial public offering.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the Parties hereby agree as follows:

1.   The Merger. At the Effective Time (as such term is defined in Section 2
     ----------
     hereof) and upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the Act and the GCL, each of the Merging LLCs and the Merging Corporations will be merged with and into Nexstar and the separate legal existence of each of the Merging LLCs and the Merging Corporations will thereupon cease. Nexstar will be the surviving corporation after the Merger (in that capacity, the "Surviving Corporation").

2.   Effective Time. Pursuant to the provisions of this Agreement, the Parties
     --------------
     shall cause the Merger to be consummated by filing certificates of merger with the Secretary of the State of Delaware in accordance with the relevant provisions of the Act and the GCL. The Merger will become effective at the time the certificates of merger are duly filed with the Secretary of the State of Delaware (the "Effective Time").

3.   Effects of the Merger.
     ---------------------
                                       2

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     (a)  Generally. The Merger will have the effects specified in the Act and
          ---------
          the GCL and, without limitation, all property, rights, privileges, powers and franchises of each of the Merging LLCs and the Merging Corporations will vest in the Surviving Corporation, and all debts, liabilities and duties of each of the Merging LLCs and the Merging Corporations will become the debts, liabilities and duties of the Surviving Corporation.

     (b)  Governing Documents. From and after the Effective Time, the
          -------------------
          certificate of incorporation and bylaws of Nexstar, as in effect immediately prior to the Effective Time, will be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation.

     (c)  Directors and Officers. From and after the Effective Time, the
          ----------------------
          officers and directors of the Surviving Corporation will be the persons who are the officers and directors, respectively, of Nexstar immediately prior to the Effective Time, unless and until any such person thereafter ceases to hold such position.

     (d)  Characterization. The Parties intend that the Merger be treated as a
          ----------------
          reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. No person shall take a position inconsistent with the treatment of the Merger as such a reorganization unless required to do so pursuant to a final determination.

4.   Effect of the Merger on Membership Interests and Capital Stock. As a result
     --------------------------------------------------------------
     of the Merger and without any other action by any person, the following will occur:

     (a) All of the Group LLC Interests that were issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into shares of Common Stock of the Surviving Corporation. The number of shares of Common Stock that each holder of Group LLC Interests will receive as a result of the Merger will equal the number of shares of Common Stock that such holder would receive in a liquidating distribution of Group LLC pursuant to Article IV of the LLC Agreement if such distribution were to occur on November 26, 2003. Pursuant thereto, each Group LLC Interest will be converted into the number of shares of Common Stock set forth below.

          (i) Each Class A Interest of Group LLC issued and outstanding immediately prior to the Effective Time will be canceled and
                extinguished and automatically converted into [   ] shares of
                                                               ---
                Class B Common Stock of the Surviving Corporation.

          (ii) Each Class D-1 Interest of Group LLC issued and outstanding immediately prior to the Effective Time, all of which are held by Nexstar, will be canceled and extinguished and automatically
                converted into [   ] shares of Class A Common Stock of the
                                ---
                Surviving Corporation.

          (iii) Each Class D-2 Interest of Group LLC issued and outstanding immediately prior to the Effective Time will be canceled and extinguished

                                       3

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                and automatically converted into [   ] shares of Class C Common
                                                  ---
                Stock of the Surviving Corporation.

          (iv) Each Class B-1 Interest of Group LLC issued and outstanding immediately prior to the Effective Time will be canceled and
                extinguished and automatically converted into [   ] share of
                                                               ---
                Class B Common Stock of the Surviving Corporation.

          (v) Each Class B-2 Interest of Group LLC issued and outstanding immediately prior to the Effective Time will be canceled and
                extinguished and automatically converted into [   ] shares of
                                                               ---
                Class B Common Stock of the Surviving Corporation.

          (vi) Each Class C-1 Interest of Group LLC issued and outstanding immediately prior to the Effective Time will be canceled and
                extinguished and automatically converted into [   ] share of
                                                               ---
                Class A Common Stock of the Surviving Corporation.

          (vii) Each Class C-2 Interest of Group LLC issued and outstanding immediately prior to the Effective Time will be canceled and
                extinguished and automatically converted into [   ] share of
                                                               ---
                Class A Common Stock of the Surviving Corporation.

     (b) The Surviving Corporation shall immediately distribute (the "Distribution") all of the shares of Class A Common Stock of the Surviving Corporation that it receives upon such conversion to the holders of the Old Class B Shares of Nexstar, pro rata based upon such holders' ownership of Old Class B Shares, and all of the Old Class B Shares will be canceled and extinguished.

     (c) The Old Class A Share of Nexstar will be canceled and extinguished without any conversion thereof or other consideration payable therefor.

     (d) All of the Common Stock of the Merging Corporations will be canceled and extinguished without any conversion thereof or other consideration payable therefor.

     (e) All of the Class A Interests and Class B Interests of Holdings II will be canceled and extinguished without any conversion thereof or other consideration payable therefor.

5.   Surrender and Issuance of Certificates.
     --------------------------------------

     (a) Each holder of record (as of the Effective Time) of a certificate or certificates that immediately prior to the Effective Time represented Old Class B Shares (the "Certificates"), who received shares of Class
                                   ------------
          A Common Stock of the Surviving Corporation in the Distribution, shall surrender such Certificates to the Surviving Corporation. Upon surrender of Certificates for cancellation to the Surviving Corporation, the holders of such Certificates shall be entitled to receive in

                                       4

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          exchange therefore certificates representing the number of whole shares of Class A Common Stock of the Surviving Corporation that they received in the Distribution. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the number of full shares of Class A Common Stock of the Surviving Corporation received in the Distribution. At the Effective Time, the stock transfer books of Nexstar will be closed, and no further transfers of the Old Class B Shares outstanding immediately prior to the Effective Time shall thereafter be made.

     (b) Each holder of Group LLC Interests whose interests are converted into Common Stock of the Surviving Corporation shall receive a certificate or certificates representing the number of whole shares of Common Stock of the Surviving Corporation into which its interests were converted at the Effective Time.

     (c) No fractional shares of Common Stock of the Surviving Corporation will be issued. The number of shares of Common Stock that each shareholder of the Surviving Corporation is entitled to receive shall be rounded down to the nearest whole interest.

6.   Definitions. As used in this Agreement, the following terms have the
     -----------
     respective meanings set forth in this Section 6:

     (a)  "Group LLC Interest" means any Class A Interest, Class B Interest,
           ------------------
          Class C Interest or Class D Interest of Group LLC, as such terms are defined in the LLC Agreement.

     (b)  "LLC Agreement" means the Nexstar Broadcasting Group, L.L.C. Fifth
           -------------
          Amended and Restated Limited Liability Company Agreement, dated November 14, 2001.

     (c)  "Old Class A Share" means the share of Class A Common Stock, par value
           -----------------
          $0.01 per share, of Nexstar this is issued and outstanding immediately prior to the Effective Time.

     (d)  "Old Class B Shares" means the shares of Class B Common Stock, par
           ------------------
          value $0.01 per share, of Nexstar that are issued and outstanding immediately prior to the Effective Time.

7.   Approval of Members and Shareholders. This Agreement herein made and
     ------------------------------------
     adopted shall be submitted to the members or shareholders (as applicable) of the Merging LLCs, the Merging Corporations and Nexstar for their adoption or rejection in the manner prescribed by the Act or the GCL (as applicable).

8.   Taking of Necessary Action. In the event that this Agreement shall have
     --------------------------
     been fully adopted by the requisite members or shareholders (as applicable) of the Parties in accordance with the provisions of the Act or the GCL (as applicable), the Parties agree that they will cause to be executed and filed and recorded any document or documents

                                       5

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     prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Delaware and elsewhere to effectuate the Merger.

9.   Further Action. The managers or board of directors (as applicable) and the
     --------------
     proper officers of the Parties are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement or of the Merger.

10.  Termination and Abandonment. This Agreement may be terminated and the
     ---------------------------
     transactions contemplated hereby may be abandoned at any time, notwithstanding approval hereof by the members and stockholders (as applicable) of the Parties.

11.  Amendment and Modification. Subject to applicable law, this Agreement may
     --------------------------
     be amended, modified and supplemented, in any and all respects, whether before or after the vote of the members and stockholders (as applicable) of the Parties to approve this Agreement, by the board of directors of Nexstar (or by its officers authorized by such board of directors) at any time prior to the Effective Time with respect to any of the terms contained in this Agreement; provided, however, that after the approval of this
                     --------
     Agreement by the members and stockholders (as applicable) of the Parties, no such amendment, modification or supplement shall result in any reduction or diminution in the aggregate value of the consideration to be received by such members and stockholders in the Merger. The good faith determination by the board of directors that an amendment to this Agreement complies with the prior sentence shall be conclusive on all such members and stockholders.

                                    * * * * *


                                       6

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                  IN WITNESS WHEREOF, this Agreement of Merger is hereby signed upon behalf of each of the constituent limited liability companies and corporations parties thereto.

                                      NEXSTAR BROADCASTING GROUP, L.L.C.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary


                                      NEXSTAR FINANCE HOLDINGS II, L.L.C.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary


                                      NEXSTAR BROADCASTING OF NORTHEASTERN
                                       PENNSYLVANIA, INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary


                                      NEXSTAR BROADCASTING OF JOPLIN, INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary


                                      NEXSTAR BROADCASTING OF ERIE, INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary

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                                      KBTV BROADCASTING INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary


                                      KFDX BROADCASTING INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary


                                      NEXSTAR BROADCASTING OF ROCHESTER, INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary


                                      KTAB BROADCASTING INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary


                                      ERC HOLDINGS, INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary

                                      NEXSTAR MIDWEST HOLDINGS, INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary


                                      NEXSTAR BROADCASTING OF CHAMPAIGN, INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary


                                      NEXSTAR BROADCASTING OF PEORIA, INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary


                                      KMID BROADCASTING INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary


                                      KTAL BROADCASTING INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary

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                                      NEXSTAR ALABAMA HOLDINGS, INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary


                                      NEXSTAR ARKANSAS HOLDINGS, INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary


                                      NEXSTAR BROADCASTING GROUP, INC.

                                      By:
                                           -----------------------------------
                                      Name:    Shirley Green
                                      Title:   Secretary